FOR IMMEDIATE RELEASE

                            STRONG REVENUE GROWTH IN
                         FIRST QUARTER 2001 AT CARRIER1

     o FIRST QUARTER 2001 REVENUE OF $89.6 MILLION, UP 75% YEAR-OVER-YEAR, AHEAD OF EXPECTATIONS

     o DATA SERVICES REACHED $30.9 MILLION, MORE THAN AN EIGHT-FOLD INCREASE YEAR-OVER-YEAR

     o EIGHT-FOLD IMPROVEMENT OF GROSS MARGIN SEQUENTIALLY DUE TO DATA REVENUE INCREASE

     o    LONG-TERM BUSINESS PLAN REMAINS FULLY FUNDED

ZURICH, MAY 14, 2001-- Carrier1 (Neuer Markt: CJN; NASDAQ: CONE), a leading European provider of end-to-end Internet, voice, bandwidth, data centre and access solutions to large users of communication services, today reported strong revenue of $89.6 million for the three months ended March 31, 2001, a 75% increase over the first quarter of 2000 and a 18% increase over the fourth quarter of 2000. Revenue in the first quarter 2001 exceeded the Company's prior revenue forecast of $87 million. EBITDA (earnings before interest, taxes, depreciation, amortization, foreign currency exchange gains or losses, other income (expense) and extraordinary items) loss for the first quarter 2001 was $7.4 million, excluding bad debt expense of $7.0 million, for a total EBITDA loss of $14.4 million.

     "We took immediate action in the first quarter to reevaluate the credit worthiness of our customer base and ensure that the company will benefit from a high-quality revenue stream for the long-term", said Stig Johansson, president and CEO of Carrier1. "The first quarter's strong revenue growth demonstrates that our strategy of building a cost-efficient pan European network and outsourcing quality services to large users of communication, establishes Carrier1 as a recognized competitive force in this changing environment", he added.

     Mr. Johansson noted that Carrier1's long-term business plan is fully funded, with a solid liquidity and financial position. At March 31, 2001, total restricted and unrestricted cash and marketable securities stood at $261.4 million. At year-end 2001, this amount is expected to be approximately $200 million and the long-term debt is estimated at $233 million.

FULL YEAR 2001 FORECAST

    Carrier1 is forecasting 2001 full year revenue of between $390 and $400 million, an approximate 50% increase over the total revenue of $261.6 million reported in 2000. This assumes a more conservative assessment of current market conditions and the desire to contain our exposure to future bad debts. Carrier1 expects its EBITDA for the year 2001 to break even, before bad debt expense of approximately $12 to $17 million. Carrier1 continues to forecast that for the full year 2001, data services revenue as a percentage of total revenue will reach 40%.

FIRST QUARTER HIGHLIGHTS: DATA SERVICES INCREASE MORE THAN EIGHT-FOLD YEAR-OVER-YEAR

     During the first quarter, total revenue reached $89.6 million, an increase of 75% compared with the $51.3 million reported in the first quarter of 2000, and a 18% increase over the $76.2 million reported in the fourth quarter of 2000. Revenue from data services reached $30.9 million, more than eight times the $3.6 million reported in the same period in 2000 and a sequential growth of 121% compared to the $14.0 million reported in the fourth quarter of 2000.

                                                            C1 Q1 2001 RESULTS/2

         Included in the data service revenue are $7.9 million of one-time sales. There were no such sales in the first quarter of 2000 and there were $3.3 million of one-time sales in the fourth quarter of 2000.

         As more resources were allocated to serve increasing demand for data services, voice revenue accounted for 65% of total revenue or $58.6 million, a 23% increase over the first quarter of 2000 and a 6% decrease over the $62.2 million reported in the fourth quarter of 2000. Average revenue per minute of voice traffic decreased slightly during the first quarter to 13.5 cents.

GROSS MARGIN: For the three-month period ended March 31, 2001, gross margin (revenues minus cost of services) improved to $4.9 million compared to a loss of $3.3 million in the first quarter of 2000 and a positive gross margin of $571,000 reported in the fourth quarter of 2000.

OPERATING COSTS: Selling, general and administrative expenses before bad debt expense of $7.0 million were $12.3 million or 14% of revenue in the first quarter of 2001, compared with $7.4 million or 14% of revenue in the first quarter of 2000 and $10.3 million or 14% of revenue in the fourth quarter of 2000.

EBITDA: For the three-month period ending March 31, 2001, EBITDA loss, excluding bad debt expense, was $7.4 million or (8%) of revenue. This compares to a loss of $10.6 million, excluding bad debt of $271,000 or (21)% of revenue in the same period of 2000. However, bad debt expense of $7 million increased the EBITDA loss to $14.4 million. Recognizing the deteriorating economic situation in the sector of telecommunications, the company is reviewing its customer base with a view to improving the credit quality of its future revenue stream. As part of this effort, the company will terminate or reduce future services to certain customers. The company estimates that expenses related to this effort and its future bad debt expense will amount to approximately 5% and 2.5% of revenue for the second quarter of 2001 and the second half of 2001, respectively.

         "Carrier1 took an active and conscious decision to secure the quality of its current business in this time of constant change and uncertainty in the telecommunications sector", said Alex Schmid, Chief Financial Officer of Carrier1. "We are positioning the company to face tremendous opportunities in the IP and Broadband services to large users and striving to develop long-term relationships with our customers. Underlying Carrier1's outsourcing strategy is an essential element of trust from our customers due to the critical nature of our service offerings".

EARNINGS: For the three-month period ending March 31, 2001, net loss was $45.2 million including a currency exchange loss of $13.1 million, compared to a net loss of $48.0 million including a currency exchange loss of $19.7 million in the same period of 2000 and a loss of $20.6 million including a currency exchange gain of $8.1 million in the fourth quarter of 2000.

CAPITAL EXPENDITURES: For the first quarter of 2001, capital expenditures were $102 million, including final payments for major infrastructure projects including the German ring, the Hannover cross-connect, the development of the Southern Ring and the UK network. The company plans to invest approximately $203 million for the full year of 2001, as future capital expenditures are more directly tied to incremental revenue generation. It is currently planned that the focus of the investment budget for the remainder of 2001 will be on the metropolitan networks.

                                                            C1 Q1 2001 RESULTS/3

NETWORK & SERVICE HIGHLIGHTS:

NETWORK OF 14,000 ROUTE KM: Carrier1's long-haul network currently links 35 cities in 13 countries, extending 14,000 contracted route km across Europe. Approximately 10,000 route km are being activated including the Southern European ring, the Scandinavian and the UK network.

         Carrier1 also announced an expansion of its footprint in Italy through the acquisition of 12 points of presence, most of which are concentrated in the Northern part of the country. This acquisition will strengthen Carrier1's positioning as an outsourcing partner of choice for local carriers, ISPs and application and content providers in Italy.

METROPOLITAN RINGS: Carrier1 is complementing its long-haul network with 13 dense metropolitan networks in some of Europe's most important business centers, supporting the delivery of advanced services that meet customer needs. By the end of 2001, Carrier1 will have metropolitan networks in ten locations, including Amsterdam, Berlin, Dusseldorf, Geneva, Hamburg, Hannover, London, Milan, Munich and Paris. The Amsterdam network is completed while the Paris network is being extended to reach further large communication-centric locations. Three additional metropolitan networks are expected to be completed in 2002, including Frankfurt, Rotterdam and the Hague.

CO-LOCATION SITES: Carrier1's service capability is complemented by state-of-the-art co-location facilities in 11 European cities. Space is also available for customers in 24 points of presence throughout Europe. Marketed under the CLEARSPACE brand, the facilities are available on a stand-alone basis or as part of our Internet and managed bandwidth services.

A CONFERENCE CALL WITH SUPPORT OF SLIDES WILL FOLLOW THIS PRESS RELEASE ON MAY 14,2001 AT 3:00 PM CENTRAL EUROPE TIME AND WILL BE SIMULTANEOUSLY WEBCAST ON WWW.CARRIER1.COM. THIS WEBCAST WILL BE MADE AVAILABLE FOR 90 DAYS ON OUR WEBSITE.

                             FINANCIAL TABLE FOLLOWS

                                                            C1 Q1 2001 RESULTS/4


Figures prepared in accordance     THREE MONTHS     THREE MONTHS     THREE MONTHS
 with U.S. GAAP (unaudited)         ENDED MARCH      ENDED MARCH       ENDED DEC
$ 000, except per share data           31, 2001         31, 2000         31, 2000

Voice Revenue                            58,627           47,709           62,176

Data related Revenue                     30,950            3,558           14,019
TOTAL REVENUE                            89,577           51,267           76,195
Cost of services                         84,691           54,536           75,624
GROSS MARGIN                              4,886           (3,269)             571

Selling, general and
administrative expenses(1)               19,324            7,638           14,094
EBITDA (2)                              (14,438)         (10,907)         (13,523)
Depreciation and amortisation            13,458            6,151           10,865
LOSS FROM OPERATIONS                    (27,896)         (17,058)         (24,388)

OTHER INCOME (EXPENSE):
Interest expense                         (8,088)         (10,124)          (7,818)
Interest income                           3,843            2,684            5,661
Other income (expense)                        3               (3)          (2,145)
Currency Exchange Loss, Net             (13,106)         (19,687)           8,065
   Total other income (expense)         (17,348)         (27,130)          (3,763)

Loss before Income Tax Benefit
 and extraordinary item                 (45,244)         (44,188)         (20,625)
Extraordinary item                           --           (3,789)              --
NET LOSS                                (45,244)         (47,977)         (20,625)

EARNINGS (LOSS) PER SHARE
Loss before extraordinary item            (1.06)           (1.21)           (0.49)
Extraordinary loss on early
extinguishment of debt                       --            (0.11)              --
Net loss                                  (1.06)           (1.32)           (0.49)
Weighted average shares              42,846,000       36,420,000       42,058,000

BALANCE SHEET DATA
Unrestricted Cash                        52,431                           162,162
Marketable Securities                   184,979                           198,186
Restricted cash                           8,885                            24,429
Restricted investments                   15,071                            29,951
Working Capital                         271,864                           392,610
Property and equipment, net             455,587                           423,194
Investments in other ventures            35,172                            31,008
Total Assets                            968,881                         1,054,261

Total Deferred Revenue                  109,067                           115,035
Long term debt                          232,853                           238,641
Equity                                  452,694                           525,104


(1)includes bad debt expense of $7.0 million, $271,000 and $3.8 million respectively in the first quarter 2001, first quarter 2000 and fourth quarter 2000.

(2)EBITDA is not a US GAAP measure. EBITDA stands for earnings before interest, taxes, depreciation, amortization, foreign currency exchange gains or losses, other income/expense and extraordinary items.

                                                            C1 Q1 2001 RESULTS/5

ABOUT CARRIER1

Carrier1 International S.A. is one of Europe's top providers of large system solutions for end-to-end Internet, broadband, voice, data-centre and dialup access communications to large users of telecommunications services with a network that spans 14,000 contracted route kilometres in 13 countries, and links 35 European cities. Carrier1 provides its clients with carrier-grade transport and network solutions as well as end-user-ready, value-added services that customers then brand and market to their respective users.

FOR MEDIA AND INVESTOR INFORMATION, PLEASE CONTACT:

Nicole Blanchard                                 Helene Baril
Carrier1                                         Carrier1
Vice President, Corporate Communications         Director, Investor Relations
and Investor Relations                           helene.baril@carrier1.com
nicole.blanchard@carrier1.com                    Tel: +41 1 297 2615
Tel: +41 1 297 2605


U.S. MEDIA PLEASE CONTACT: George Sopko or Michael Kassin at Stanton Crenshaw Communications, Tel: 212-780-1900 (george@stanton-crenshaw.com or mkassin@stanton-crenshaw.com)

REFERENCES TO OUR WEB SITE ARE NOT INTENDED TO CREATE AN ACTIVE LINK.

FORWARD LOOKING STATEMENT:

THE INFORMATION CONTAINED IN THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE U.S. FEDERAL SECURITIES LAWS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES", "EXPECTS", "PLANS", "ESTIMATES", "MAY", "WILL", "SHOULD" OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS.

THESE STATEMENTS INCLUDE THOSE REGARDING (i) THE COMPANY'S LONG-TERM BUSINESS PLAN BEING FULLY FUNDED, (ii) ITS PLAN TO STRENGTHEN THE CREDIT QUALITY OF ITS LONG-TERM REVENUE, (iii) ITS BUILD-OUT AND SALES STRATEGY, (iv) ITS YEAR-END 2001 TOTAL CASH AND MARKETABLE SECURITIES POSITION AND LONG-TERM DEBT POSITION,
(v) ITS TOTAL REVENUE, DATA REVENUE, EBITDA AND BAD DEBT EXPENSE FOR THE YEAR 2001; (vi) ITS BAD DEBT AND RELATED EXPENSES FOR THE SECOND QUARTER 2001 AND THE SECOND HALF OF 2001, (vii) THE OPPORTUNITIES IN IP AND BROADBAND SERVICES AND THE COMPANY'S POSITIONING TO FACE SUCH OPPORTUNITIES AND DEVELOP LONG-TERM CUSTOMER RELATIONSHIPS, (viii) THE AMOUNT OF THE COMPANY'S CAPITAL EXPENDITURES FOR 2001 AND THE STRATEGY AND FOCUS OF THE APPLICATION OF THE CAPITAL EXPENDITURE, (ix) THE CONTRACTUAL NATURE OF ITS NETWORK AND ITS PLAN TO ACTIVATE PARTS OF IT, (x) THE ANTICIPATED IMPACT OF THE COMPANY'S ACQUISITION OF PoPs IN ITALY, AND (xi) THE BUILD-OUT OF ITS METROPOLITAN RINGS AND THE TIMING THEREOF.

THESE STATEMENTS ARE BASED ON THE CURRENT EXPECTATIONS OF THE MANAGEMENT OF CARRIER1 AND PERFORMANCE IS SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE STATEMENTS. SUCH RISKS INCLUDE BUT ARE NOT LIMITED TO, THE DETERIORATION OF THE MARKET ECONOMY, INCLUDING IN EUROPE AND THE TECHNOLOGY AND TELECOMMUNICATIONS SEGMENTS, THE DETERIORATION OF THE FINANCIAL STRENGTH OF OUR CUSTOMER BASE, ADVERSE REGULATORY, TECHNOLOGICAL, JUDICIAL OR COMPETITIVE DEVELOPMENTS; DECLINE IN CARRIER1'S SERVICES OR PRODUCTS; INABILITY TO TIMELY DEVELOP AND INTRODUCE NEW TECHNOLOGIES, PRODUCTS AND SERVICES; PRESSURE ON PRICING RESULTING FROM COMPETITION; UNFORESEEN CONSTRUCTION DELAYS AND FAILURE TO RECEIVE ON A TIMELY BASIS NECESSARY PERMITS OR OTHER GOVERNMENTAL APPROVALS, FAILURE TO OBTAIN ANY NECESSARY FINANCING IF MANAGEMENT'S BUSINESS PLAN ASSUMPTIONS ARE NOT MET, PERFORMANCE FAILURE BY THIRD PARTIES WITH WHOM CARRIER1 HAS CONTRACTED INCLUDING FOR THE SUPPLY OR MAINTENANCE OF INFRASTRUCTURE COMPONENTS AND BY JOINT VENTURE PARTNERS; THE RISK OF TERMINATION OF CERTAIN JOINT VENTURES THROUGH WHICH CARRIER1 OPERATES; THE AMOUNT OF INDEBTEDNESS INCURRED BY CARRIER1 AND ITS OBLIGATIONS THEREUNDER.

FOR A MORE DETAILED DISCUSSION OF THESE RISKS, UNCERTAINTIES AND OTHER FACTORS AFFECTING THE COMPANY, PLEASE REFER TO THE COMPANY'S PROSPECTUS AND PERIODIC REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, 10-Q AND 8-K, INCLUDING ITS 10-K FOR THE YEAR ENDED 31 DECEMBER 2000. CORRESPONDING FILINGS ARE AVAILABLE AT THE FRANKFURT STOCK EXCHANGE.